PAMECO
                            CORP


CONTACT:

Theodore R. Kallgren, CFO      Van Negris / Philip J. Denning
Pameco Corporation             Kehoe, White, Van Negris & Company,
Inc.
(770) 798-0600                 (212) 396-0606

FOR IMMEDIATE RELEASE
---------------------

       PAMECO TO TAKE PREVIOUSLY ANNOUNCED ONE-TIME PRE-TAX CHARGE
              TO FISCAL 1999 EARNINGS OF $12-$15 MILLION

NORCROSS, GA MARCH 30, 1999 -- Pameco Corporation (NYSE: PCN) today announced that the Company expects to take a previously announced one-time pre-tax charge to fiscal 1999 earnings. While the amount of this charge is not yet determinable, it is currently expected to be in the range of $12-$15 million.

The  one-time charge to  fiscal 1999  earnings consists  primarily of:
(i) the write-off of certain capitalized training and software costs relating to implementation of the new MIS; (ii) a significant increase in the Company's allowance for losses on accounts receivable relating to the increase in aging of such receivables because of billing statement delays and other inefficiencies associated with the transition to the new MIS; (iii) the write-down of inventories associated with certain discontinued product lines; (iv) costs relating to the closing or combining of branch offices and to the reorganization of the Company's distribution system across the country; and (v) anticipated severance payments to the Company's former president and chief executive officer, a former executive vice president and its former chief information officer.

As previously announced, the Company expects to report revenues for the fiscal 1999 fourth quarter and fiscal year ended February 28, 1999
of  approximately  $121 million  and  $625 million  respectively.   In
addition to the one-time charge, the Company expects to report an operating loss for the fiscal 1999 fourth quarter ended February 28th
that  will  be  significantly  higher   than  previously  anticipated,
although the exact amount of the loss has not yet been determined. For the full fiscal year ended February 28, 1999, the Company expects to report a profit from operations before interest and taxes.

The Company stated that it will continue to report to shareholders bi-weekly through press releases updating the status of the Company's operating results. To further insure strict compliance with the disclosure policy, neither the Company nor any officer or director of the Company will comment on the status of operations outside the content of the bi-weekly releases until after the final audited results for the fiscal year are published and filed with the SEC in a Form 10-K report.

                                m o r e
Pameco Corporation
March 30, 1999
Page Two


Pameco Corporation has established a leading position in the consolidating distribution segment of the climate control industry, building a centralized national distribution network. Pameco's products include a complete range of heating, air conditioning and refrigeration ("HVAC/R") equipment, parts and supplies for the light commercial and residential HVAC markets and commercial refrigeration market. The products sold by Pameco are used principally for the repair and replacement of existing HVAC/R and for new construction. The Company has 358 branches and 6 distribution centers in 47 states and in 95 of the top 100 population centers in the United States.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements and other information contained in this press release are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties including, without limitation, the Company's plans for future business development activities, product mix, margin enhancements, the timely review of the Company's MIS and the successful implementation of the MIS and any additional enterprise wide software required to enhance the functionality thereof, eventual improvements to the Company's logistics and delivery system through the MIS, the Company's ability to operate acquired companies in a profitable manner, the ultimate collectability of the accounts receivable described above, the value of inventories written down, the cost of branch closings and distribution system reorganization and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The projections contained herein speak only to the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

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